Exhibit 99

NEWS RELEASE

The Progressive Corporation 6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Company Contact: Clark Khayat (440) 395-2291

PROGRESSIVE REPORTS JULY RESULTS

MAYFIELD VILLAGE, OHIO — August 18, 2010 — The Progressive Corporation today reported the following results for July 2010:

(millions, except per share amounts and ratios)	July 2010	July 2009	Change

Net premiums written	$1,421.1	$1,365.8	4%
Net premiums earned	$1,375.6	$1,325.0	4%
Net income	$113.2	$114.9	(1)%
Per share	$.17	$.17	0%
Total pretax net realized gains (losses) on securities	$20.8	$25.8	(19)%
Combined ratio	91.9	91.0	.9 pts.
Average diluted equivalent shares	662.5	673.5	(2)%

(in thousands)	July 2010	July 2009	Change

Policies in Force:
Agency – Auto	4,467.3	4,338.2	3%
Direct – Auto	3,526.1	3,070.6	15%

Total Personal Auto	7,993.4	7,408.8	8%
Total Special Lines	3,650.8	3,496.5	4%

Total Personal Lines	11,644.2	10,905.3	7%

Total Commercial Auto	519.6	529.9	(2)%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Auto business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

July 2010

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$1,421.1

Revenues:
Net premiums earned	$1,375.6
Investment income	42.2
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0
Non-credit losses, net of credit losses recognized on previously recorded non-credit OTTI losses	0

Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	20.8	Includes a $5.8 million realized gain, which reflects the recognition of the previously deferred gain on the forecasted transaction related to the portion of the Debentures that was extinguished.

Total net realized gains (losses) on securities	20.8
Service revenues	1.8
Net gain on extinguishment of debt	6.4	Represents the gain on our debt extinguishment, net of associated costs; see the “investment expenses (income)” comment below.

Total revenues	1,446.8

Expenses:
Losses and loss adjustment expenses	961.9
Policy acquisition costs	130.5
Other underwriting expenses	172.1
Investment expenses (income)	(1.3)	Includes $2.0 million related to a consent solicitation fee and other costs incurred in June that were reclassified to “net gain on extinguishment of debt” in July when the tender offer expired.
Service expenses	2.1
Interest expense	11.0

Total expenses	1,276.3

Income before income taxes	170.5
Provision for income taxes	57.3

Net income	$113.2

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	657.2

Per share	$.17

Diluted:
Average shares outstanding	657.2
Net effect of dilutive stock-based compensation	5.3

Total equivalent shares	662.5

Per share	$.17

[1]

See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2009 audited consolidated financial statements included in our 2009 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

July 2010 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date
	2010	2009	% Change
Net premiums written	$8,906.5	$8,417.3	6

Revenues:
Net premiums earned	$8,466.9	$8,173.0	4
Investment income	302.6	293.3	3
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	(17.2)	(53.8)	(68)
Non-credit losses, net of credit losses recognized on previously recorded non-credit OTTI losses	5.5	23.8	(77)

Net impairment losses recognized in earnings	(11.7)	(30.0)	(61)
Net realized gains (losses) on securities	23.8	(1.7)	NM

Total net realized gains (losses) on securities	12.1	(31.7)	NM
Service revenues	11.0	9.4	17
Net gain on extinguishment of debt	6.4	0	NM

Total revenues	8,799.0	8,444.0	4

Expenses:
Losses and loss adjustment expenses	5,928.5	5,728.1	3
Policy acquisition costs	802.4	797.9	1
Other underwriting expenses	1,044.8	918.0	14
Investment expenses	6.9	6.7	3
Service expenses	12.8	11.1	15
Interest expense	81.3	80.2	1

Total expenses	7,876.7	7,542.0	4

Income before income taxes	922.3	902.0	2
Provision for income taxes	301.6	304.5	(1)

Net income	$620.7	$597.5	4

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	660.4	668.7	(1)

Per share	$.94	$.89	5

Diluted:
Average shares outstanding	660.4	668.7	(1)
Net effect of dilutive stock-based compensation	5.1	4.6	11

Total equivalent shares	665.5	673.3	(1)

Per share	$.93	$.89	5

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT – OTHER INFORMATION

July 2010

(millions – except per share amounts)

(unaudited)

The following table sets forth the comprehensive income for the period:

	Current Month	Year-to-Date
		2010	2009
Net income	$113.2	$620.7	$597.5

After-tax changes in:
Net unrealized gains (losses) on securities	136.8	264.2	386.1
Net non-credit related OTTI losses	0	(3.6)	(15.5)

Total net unrealized gains (losses) on securities	136.8	260.6	370.6
Net unrealized gains on forecasted transactions	(4.1)	(5.7)	(1.4)
Foreign currency translation adjustment	.5	(.3)	0

Comprehensive income	$246.4	$875.3	$966.7

Per share	$.37	$1.32	$1.44

The following table sets forth the investment results for the period:

	Current Month	Year-to-Date
		2010	2009
Fully taxable equivalent total return:
Fixed-income securities	1.3%	5.1%	6.7%
Common stocks	7.0%	.7%	12.6%
Total portfolio	1.7%	4.9%	6.5%

Pretax recurring investment book yield	3.4%	3.6%	3.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

July 2010

($ in millions)

(unaudited)

Current Month
				Commercial Auto Business
	Personal Lines Business				Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$734.0	$554.4	$1,288.4	$132.5	$0.2	$1,421.1
% Growth in NPW	1%	11%	5%	(6)%	NM	4%
Net Premiums Earned	$707.4	$524.0	$1,231.4	$142.9	$1.3	$1,375.6
% Growth in NPE	1%	12%	5%	(7)%	NM	4%

GAAP Ratios
Loss/LAE ratio	72.8	69.5	71.4	57.9	NM	69.9
Expense ratio	21.9	22.4	22.1	21.3	NM	22.0

Combined ratio	94.7	91.9	93.5	79.2	NM	91.9

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$17.8
Current accident year						5.3

Calendar year actuarial adjustment	$11.8	$8.5	$20.3	$2.8	$0	$23.1

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$17.8
All other development						38.0

Total development						$55.8

Calendar year loss/LAE ratio						69.9

Accident year loss/LAE ratio						74.0

Statutory Ratios
Loss/LAE ratio						69.9
Expense ratio						21.6

Combined ratio						91.5

[1]

The other businesses generated an underwriting profit of $1.3 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

July 2010 Year-to-Date

($ in millions)

(unaudited)

Year-to-Date
				Commercial Auto Business
	Personal Lines Business				Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$4,611.5	$3,372.9	$7,984.4	$919.2	$2.9	$8,906.5
% Growth in NPW	3%	13%	7%	(5)%	NM	6%
Net Premiums Earned	$4,398.2	$3,175.7	$7,573.9	$883.4	$9.6	$8,466.9
% Growth in NPE	1%	12%	5%	(9)%	NM	4%

GAAP Ratios
Loss/LAE ratio	70.0	71.4	70.6	64.9	NM	70.0
Expense ratio	21.5	22.4	21.9	22.3	NM	21.8

Combined ratio	91.5	93.8	92.5	87.2	NM	91.8

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$90.5
Current accident year						41.7

Calendar year actuarial adjustment	$56.6	$39.6	$96.2	$36.0	$0	$132.2

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$90.5
All other development						127.2

Total development						$217.7

Calendar year loss/LAE ratio						70.0

Accident year loss/LAE ratio						72.6

Statutory Ratios
Loss/LAE ratio						70.1
Expense ratio						21.5

Combined ratio						91.6

Statutory Surplus						$5,630.1

NM = Not Meaningful

[1]	On a year-to-date basis, the other businesses generated an underwriting profit of $9.2 million.
[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

July 2010
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $11,596.8)	$11,866.6
Equity securities:
Nonredeemable preferred stocks[1] (cost: $617.5)	1,189.8
Common equities (cost: $1,004.0)	1,226.5
Short-term investments (amortized cost: $1,565.9)	1,565.9

Total investments[2,3]	15,848.8
Net premiums receivable	2,805.6
Deferred acquisition costs	446.0
Other assets[3,4]	2,403.3

Total assets	$21,503.7

Unearned premiums	$4,618.2
Loss and loss adjustment expense reserves[4]	6,927.0
Other liabilities	1,494.8
Debt	1,957.5
Shareholders’ equity	6,506.2

Total liabilities and shareholders’ equity	$21,503.7

Common shares outstanding	665.2
Shares repurchased – July	2.7
Average cost per share	$19.49
Book value per share	$9.78
Trailing 12-month return on average shareholders’ equity	18.3%
Net unrealized pretax gains (losses) on investments	$1,062.7
Increase (decrease) from June 2010	$210.4
Increase (decrease) from December 2009	$400.9
Debt-to-total capital ratio	23.1%
Fixed-income portfolio duration	2.0 years
Weighted average credit quality	AA
Year-to-date Gainshare factor	1.58

[1]	As of July 31, 2010, we held certain hybrid securities and recognized a change in fair value of $1.9 million as a realized gain during the period we held these securities.
[2]	Includes $5.5 billion of short-term investments and U.S. Treasury securities.
[3]	Total investments exclude $19.3 million of net unsettled security transactions, which are included in “other assets” as of July 31, 2010.
[4]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $672.9 million.

Monthly Commentary

•

In July, we reduced Personal Lines net premiums written and earned by approximately 1%, primarily in the Agency channel, resulting from the recognition of additional ceded premiums on our motorcycle policies to a state reinsurance facility. This adjustment reflects our estimate of an underpayment of prior years’ premiums related to the excess of loss coverage provided by the facility.

•

On July 8, 2010, our tender offer to purchase up to $350 million of our $1 billion 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 expired. As a result, we retired an aggregate principal amount of $222.9 million of the Debentures. A net gain of $8.4 million on the debt extinguishment was recorded in July, bringing the total net gain to $6.4 million after the reclassification of the offering costs incurred during June. A complete description of our tender offer and associated consent solicitation can be found in our Quarterly Report on Form 10-Q for the period ended June 30, 2010.

Upcoming Events

We are currently scheduled to release August results on Thursday, September 16, 2010, before the market opens.

About Progressive

The Progressive Group of Insurance Companies makes it easy to understand, buy, and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever, and however it’s most convenient for them—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. We’re the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressivedirect.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price, the Snapshot Discount, and a concierge level of claims service.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those reported herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments, including, but not limited to, health care reform and tax law changes; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.